Exhibit 99.1

XAI Octagon Floating Rate & Alternative Income Trust Announces Agreement for Private Placement of Convertible Preferred Shares

CHICAGO, Illinois – June 10, 2024 – XAI Octagon Floating Rate & Alternative Income Trust (the “Trust”) (NYSE: XFLT), a diversified, closed-end management investment company with an investment objective to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle, has entered into a Purchase Agreement with certain institutional investors for the purchase and sale of 1,800,000 shares of the Trust’s 6.95% Series II 2029 Convertible Preferred Shares due December 2029 (the “Convertible Preferred Shares”), liquidation preference $25.00 per share. Assuming the issuance and sale of all of the Convertible Preferred Shares, the Trust expects to receive net proceeds (before expenses) from the sale of the Convertible Preferred Shares of approximately $41.85 million. No Convertible Preferred Shares are being issued at this time. Pursuant to the Purchase Agreement, the investors have agreed to purchase the Convertible Preferred Shares, at one or more closings on or before December 10, 2025, as determined by the Trust in its discretion.

The Convertible Preferred Shares, when issued, will pay a quarterly dividend at a fixed annual rate of 6.95% of the liquidation preference, or $1.7375 per share, per year.

The Trust will be required to redeem, out of funds legally available therefor, all outstanding Convertible Preferred Shares on December 31, 2029, or the “Term Redemption Date,” at a price equal to the liquidation preference plus an amount equal to accumulated but unpaid dividends and distributions, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Term Redemption Date.

At any time on or after the date eighteen months after the first issuance of Convertible Preferred Shares, at the Trust’s sole option, the Trust may redeem, from time to time, the Convertible Preferred Shares in whole or in part, out of funds legally available for such redemption, at a price per share equal to the sum of the liquidation preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Each holder of a Convertible Preferred Share shall have the right, at such holder’s option, to convert any such Convertible Preferred Share, at any time on or after the date six months after the issuance date of the Convertible Preferred Share (the “Convertibility Date”) and prior to the close of business on the business day immediately preceding the Term Redemption Date, into such number of common shares of beneficial interest (“Common Shares”) equal to the liquidation preference of the Convertible Preferred Share plus an amount equal to all unpaid dividends and distributions on such Share accumulated to (but excluding) the date of exercise, divided by the Conversion Price. The “Conversion Price” is the greater of (i) the market price per Common Share, represented by the five-day volume-weighted average price (“VWAP”) per Common Share ending on the trading day immediately preceding the date of exercise, or (ii) the Trust’s most recently reported net asset value per Common Share immediately prior to the date of exercise.

The Convertible Preferred Shares will not be listed on any exchange and may not be transferred without the consent of the Trust.

Additional information regarding the Convertible Preferred Shares are included in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”).

The Convertible Preferred Shares were offered directly to the purchasers without a placement agent, underwriter, broker or dealer.

The Convertible Preferred Shares and the Common Shares into which the Convertible Preferred Shares are convertible are being issued in reliance upon an exemption from registration under the Securities Act of 1933 (the “Securities Act”) and have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Convertible Preferred Shares, nor shall there be any sale of Convertible Preferred Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About XA Investments

XA Investments LLC (“XAI”) serves as the Trust’s investment adviser. XAI is a Chicago-based firm founded by XMS Capital Partners in April, 2016. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including development and market research, sales, marketing, fund management and administration. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. XAI provides individual investors with access to institutional-caliber alternative managers. For more information, please visit www.xainvestments.com.

About XMS Capital Partners

XMS Capital Partners, LLC, established in 2006, is a global, independent financial services firm providing M&A, corporate advisory and asset management services to clients. It has offices in Chicago, Boston and London. For more information, please visit www.xmscapital.com.

About Octagon Credit Investors

Octagon Credit Investors, LLC (“Octagon”) serves as the Trust’s investment sub-adviser. Octagon is a 25+ year old, $34.4B below-investment grade corporate credit investment adviser focused on leveraged loan, high yield bond and structured credit (CLO debt and equity) investments. Through fundamental credit analysis and active portfolio management, Octagon’s investment team identifies attractive relative value opportunities across below-investment grade asset classes, sectors and issuers. Octagon’s investment philosophy and methodology encourage and rely upon dynamic internal communication to manage portfolio risk. Over its history, the firm has applied a disciplined, repeatable and scalable approach in its effort to generate attractive risk-adjusted returns for its investors. For more information, please visit www.octagoncredit.com.

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The Trust, XAI and Octagon do not provide tax advice; consult a professional tax advisor regarding your specific tax situation. Income may be subject to state and local taxes, as well as the federal alternative minimum tax.

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Trust’s actual results are the performance of the portfolio of securities held by the Trust, the conditions in the U.S. and international financial and other markets, the price at which Preferred Shares trade in the public markets and other factors discussed in the Trust’s prospectus supplement and accompanying base prospectus and to be discussed in the Trust’s periodic filings with the SEC.

Although the Trust believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Trust’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Trust’s ongoing obligations under the federal securities laws, the Trust does not intend, and the Trust undertakes no obligation, to update any forward-looking statement.

NOT FDIC INSURED        NO BANK GUARANTEE        MAY LOSE VALUE

Company Contact:

Kimberly Flynn, Managing Director

XA Investments LLC

Phone: 1-888-903-3358

Email: info@xainvestments.com

www.xainvestments.com